UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 24, 2009 (November 24, 2009)
L. B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(I.R.S. Employer Identification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania		15220
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(412) 928-3417

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

L. B. Foster Company and certain of its subsidiaries  (“Registrant”) with PNC Bank, as lender and agent,  and Registrants’s other lenders under the Amended and Restated Revolving Credit Agreement dated May 5, 2005, as amended (the "Agreement"), executed the Sixth Amendment to the Agreement on November 24, 2009, a copy of which is attached and incorporated herein.  The Sixth Amendment permits Registrant to spend up to $15 million to acquire non-domestic entities which do not become Borrowers under the Agreement (subject to overall limitations on acquisitions) and permits the Registrant to sell up to $15 million of assets (up from the former $10 million limit).  Additionally, the Sixth Amendment eliminated unscheduled prepayments of debt from the calculation of the "Fixed Charge Coverage Ratio", as defined in the Agreement.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

10.0.6	Sixth Amendment to Revolving Credit and Security Agreement dated November 24, 2009, between Registrant and PNC Bank, N.A., Bank of America, N.A., and First Commonwealth Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company
(Registrant)

Date: November 24, 2009
/s/ David J. Russo
David J. Russo
Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.0.6	Sixth Amendment to Revolving Credit and Security Agreement dated November 24, 2009, between Registrant and PNC Bank, N.A., Bank of America, N.A., and First Commonwealth Bank.